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                                                                 Exhibit 23(a)-2

                   THE ONE HUNDRED FUND, INC.

                     ARTICLES OF AMENDMENT

     THE ONE HUNDRED FUND, INC., (hereinafter referred to as

the Corporation), a Maryland corporation, with its principal office in the State of Maryland located in the First National

Bank Building, Light and Redwood Streets, City of Baltimore,

hereby certifies to the State Department of Assessments and

Taxation of Maryland that Article V, Section E.5 of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

          "5.  The value of the corporation's assets shall

     be determined, for the purpose of calculating the net

     asset value of its shares, (1) by valuing securities

     listed on the New York Stock Exchange or American Stock

     Exchange at the last sale price, or if such a price is

     lacking for the trading period immediately preceding

     the time of determination, at the mean of the current

     bid and asked prices; (2) by valuing other securities

     as nearly as possible in the manner described above, if

     traded on any other exchange, and if not listed on any

     exchange, on the basis of the mean between the bid and

     asked over-the-counter quotations, if available; and

     (3) by valuing securities for which quotations are not

     readily available, or other assets, in such other

     manner as shall be determined by the Board of Directors

     or at values determined in good faith by the Board of


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     Directors.  Cash and receivables shall be valued at

     their face amount."

     The foregoing amendment to the Articles of Incorporation

was duly recommended by the Board of Directors of the Corporation by unanimous written consent on October 7, 1966, and has been approved by the stockholders of the Corporation by an affirmative vote of more than 2/3 of all the votes entitled to be cast

thereon at a meeting duly convened and held on October 11, 1966.

     IN WITNESS WHEREOF, THE ONE HUNDRED FUND, INC., has

caused these Articles of Amendment to be signed in its name and on its behalf by its President and its corporate seal to be

hereunto affixed and attested by its Secretary on October 11,

1966.

                         THE ONE HUNDRED FUND, INC.



(SEAL)                   By F. Wallace Gage
                           --------------------------------------
                            F. Wallace Gage, President

Attest:


John L. Gragg
---------------------------
John L. Gragg, Secretary


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STATE OF COLORADO        )
   CITY AND              ) ss.
COUNTY OF DENVER         )


     I hereby certify that on October 11, 1966, before me, a
                                      --
notary public of the State of Colorado in and for the City and

County of Denver, State of Colorado, appeared F. Wallace Gage,

President of The One Hundred Fund, Inc., a Maryland corporation,

and on behalf of said corporation acknowledged the foregoing

Articles of Amendment to be the corporate act of such

corporation; and at the same time personally appeared before me

John L. Gragg and made oath in due form of law that he was

Secretary of the meetings of the Board of Directors and

stockholders of the corporation at which these Articles of

Amendment were approved and that the matters and facts set forth in said Articles of Amendment with respect to the approval by the

Board of Directors and stockholders of the corporation of the amendments to the Articles of Incorporation set forth in said

Articles of Amendment are true to the best of his knowledge,

information and belief.

     WITNESS, my hand and notarial seal, this 11 day of
                                              --
October, 1966.

     My commission expires MY COMMISSION EXPIRES DECEMBER
                           ------------------------------
21, 1969.
--------

                         Zeda N. Smith
                         -----------------------------------
                         Notary Public

(SEAL)


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